Exhibit 33.1

                                                             [LOGO] Indymac Bank


              Management's Assertion on Compliance with Applicable
                        Regulation AB Servicing Criteria

1. IndyMac Bank, F.S.B. ("Indymac") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2006 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Servicing Platform") include public asset-backed securitization transactions closed on or after January 1, 2006, for which Indymac acted as servicer, excluding any transactions sponsored or issued by government sponsored enterprises or Government National Mortgage Association. The Servicing Platform also includes other servicing contracts, the terms of which require Indymac to submit reports in accordance with Item 1122 of the Regulation AB. The Servicing Platform's asset type is single family residential mortgage loans that are not home-equity lines of credit or reverse mortgages and that do not receive the benefit of insurance by the Federal Housing Administration or guarantees from the United States Department of Veterans Affairs or the Rural Housing Service;

2. Indymac has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Indymac has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto, as permitted by Interpretation 17.06 of the Securities and Exchange Commission ("SEC") Division of Corporate Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"), except for certain Vendors that have provided their own reports on assessment of compliance with the applicable servicing criteria. Indymac determined the Vendors are not "servicers" as defined in Item 1101(j) of Regulation AB and asserted that it has policies and procedures in place to provide reasonable assurance that the Vendors' activities comply, in all material respects, with the servicing criteria applicable to each Vendor;

3. Except as set forth in paragraph 4 below, Indymac used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Indymac based on the activities it performs, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, with respect to the Servicing Platform taken as a whole;

5. Indymac has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole;

6. Indymac has not identified and is not aware of any material instance of noncompliance as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole by the Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria;

7. Indymac has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors for which Indymac has elected to take responsibility for assessing compliance, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole; and

8. Ernst & Young, LLP, an independent registered public accounting firm, has issued an attestation report on Indymac's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 16, 2007

                                        IndyMac Bank, F.S.B.


                                        By: /s/ Anthony L. Ebers
                                            ------------------------------------
                                            Anthony L. Ebers
                                            Executive Vice President
                                            Chief Executive Officer
                                            Indymac Consumer Bank

                                   APPENDIX A

----------------------------------------------------------------------------------------------------------------------
                                                                                               INAPPLICABLE
                                                         APPLICABLE SERVICING                   SERVICING
         SERVICING CRITERIA                                    CRITERIA                          CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                                                                       Performed by
                                                                                       subservicer(s)        NOT
                                                                      Performed by      or vendor(s)    performed by
                                                                      Vendor(s) for     for which       Indymac or by
                                                                      which Indymac     Indymac is      subservicer(s)
                                                         Performed        is the          NOT the        or vendor(s)
                                                          Directly     Responsible      Responsible      retained by
Reference                    Criteria                    by Indymac      Party           Party(1)        Indymac(2)
-----------------------------------------------------------------------------------------------------------------------
                    General Servicing
                    Considerations
-----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)       Policies and procedures are                                                           X
                    instituted to monitor any
                    performance or other triggers
                    and events of default in
                    accordance with the
                    transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)      If any material servicing              X
                    activities are outsourced to
                    third parties, policies and
                    procedures are instituted
                    to monitor the third party's
                    performance and compliance
                    with such servicing activities.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)     Any requirements in the                                                                X
                    transaction agreements to
                    maintain a back-up
                    servicer for the pool
                    assets are maintained.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)      A fidelity bond and errors             X
                    and omissions policy is in
                    effect on the party
                    participating in the
                    servicing function throughout
                    the reporting period in the
                    amount of coverage required
                    by and otherwise in
                    accordance with the terms of
                    the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
                    Cash Collection and
                    Administration
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)       Payments on pool assets are           X(3)           X(3)
                    deposited into the
                    appropriate custodial bank
                    accounts and related bank
                    clearing accounts no more
                    than two business days
                    following receipt, or such
                    other number of days
                    specified in the
                    transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)      Disbursements made via wire            X
                    transfer on behalf of an
                    obligor or to an investor are
                    made only by authorized
                    personnel.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)     Advances of funds or                   X
                    guarantees regarding
                    collections, cash flows or
                    distributions, and any
                    interest or other fees charged
                    for such advances, are made,
                    reviewed and approved as
                    specified in the transaction
                    agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)      The related accounts for the           X
                    transaction, such as cash
                    reserve accounts or accounts
                    established as a form of
                    overcollateralization, are
                    separately maintained (e.g.,
                    with respect to commingling of
                    cash) as set forth in the
                    transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)       Each custodial account is              X
                    maintained at a federally
                    insured depository
                    institution as set forth in
                    the transaction agreements.
                    For purposes of this
                    criterion, "federally insured
                    depository institution" with
                    respect to a foreign
                    financial institution means a
                    foreign financial institution
                    that meets the requirements of
                    Rule 13k-1(b)(1) of the
                    Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)     Unissued checks are                     X
                   safeguarded so as to
                   prevent unauthorized access.
-----------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

----------------------------------------------------------------------------------------------------------------------
                                                                                               INAPPLICABLE
                                                            APPLICABLE SERVICING                SERVICING
                         SERVICING CRITERIA                       CRITERIA                       CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                                                                       Performed by
                                                                                       subservicer(s)        NOT
                                                                      Performed by      or vendor(s)    performed by
                                                                      Vendor(s) for     for which       Indymac or by
                                                                      which Indymac     Indymac is      subservicer(s)
                                                         Performed        is the          NOT the        or vendor(s)
                                                          Directly     Responsible      Responsible      retained by
Reference                    Criteria                    by Indymac      Party           Party(1)        Indymac(2)
-----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)    Reconciliations are prepared            X
                   on a monthly basis for all
                   asset-backed securities
                   related bank accounts,
                   including custodial accounts
                   and related bank clearing
                   accounts. These
                   reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar
                   days after the bank statement
                   cutoff date, or such other
                   number of days specified in
                   the transaction agreements;
                   (C) reviewed and approved by
                   someone other than the person
                   who prepared the
                   reconciliation; and (D)
                   contain explanations for
                   reconciling items. These
                   reconciling items are resolved
                   within 90 calendar days of
                   their original identification,
                   or such other number of days
                   specified in the transaction
                   agreements.
-----------------------------------------------------------------------------------------------------------------------
                   Investor Remittances and Reporting
-----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)      Reports to investors,                  X(4),(5)                                        X(4)
                   including those to be filed
                   with the Commission, are
                   maintained in accordance with
                   the transaction agreements and
                   applicable Commission
                   requirements. Specifically,
                   such reports (A) are prepared
                   in accordance with timeframes
                   and other terms set forth in
                   the transaction agreements;
                   (B) provide information
                   calculated in accordance with
                   the terms specified in the
                   transaction agreements; (C) are
                   filed with the Commission
                   as required by its rules and
                   regulations; and (D) agree
                   with investors' or the
                   trustee's records as to the
                   total unpaid principal balance
                   and number of [pool assets]
                   serviced by the Servicer.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)     Amounts due to investors are           X(5)
                   allocated and remitted in
                   accordance with timeframes,
                   distribution priority and
                   other terms set forth in the
                   transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)    Disbursements made to an               X(5)
                   investor are posted within two
                   business days to the
                   Servicer's investor records,
                   or such other number of days
                   specified in the transaction
                   agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)     Amounts remitted to investors          X(5)
                   per the investor reports agree with
                   cancelled checks, or other form of
                   payment, or custodial bank
                   statements.
-----------------------------------------------------------------------------------------------------------------------
                   Pool Asset Administration
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)      Collateral or security on pool          X
                   assets is maintained as
                   required by the transaction
                   agreements or related mortgage
                   loan documents.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)     Pool assets and related documents                                                        X
                   are safeguarded as required by the
                   transaction agreements
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)    Any additions, removals or              X
                   substitutions to the asset
                   pool are made, reviewed and
                   approved in accordance with
                   any conditions or requirements
                   in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)     Payments on pool assets,               X(3)            X(3)
                   including any payoffs, made in
                   accordance with the related [pool
                   asset] documents are posted to
                   the Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other
                   items (e.g., escrow) in
                   accordance with the related pool
                   asset documents.
-----------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

----------------------------------------------------------------------------------------------------------------------
                                                                                               INAPPLICABLE
                                                            APPLICABLE SERVICING                SERVICING
                         SERVICING CRITERIA                       CRITERIA                       CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                                                                       Performed by
                                                                                       subservicer(s)        NOT
                                                                      Performed by      or vendor(s)    performed by
                                                                      Vendor(s) for     for which       Indymac or by
                                                                      which Indymac     Indymac is      subservicer(s)
                                                         Performed        is the          NOT the        or vendor(s)
                                                          Directly     Responsible      Responsible      retained by
Reference                    Criteria                    by Indymac      Party           Party(1)        Indymac(2)
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)      The servicer's records                  X
                   regarding the pool assets
                   agree with the Servicer's
                   records with respect to an
                   obligor's unpaid principal
                   balance.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)     Changes with respect to the             X
                   terms or status of an obligor's
                   pool assets (e.g., loan
                   modifications or re-agings) are
                   made, reviewed and approved by
                   authorized personnel in
                   accordance with the transaction
                   agreements and related pool
                   asset documents.
-----------------------------------------------------------------------------------------------------------------------
ll22(d)(4)(vii)    Loss mitigation or recovery             X(6)           X(6)
                   actions (e.g., forbearance
                   plans, modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and
                   repossessions, as applicable)
                   are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other
                   requirements established by
                   the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)   Records documenting collection          X
                   efforts are maintained during
                   the period a pool asset is
                   delinquent in accordance with
                   the transaction agreements. Such
                   records are maintained on at
                   least a monthly basis, or such
                   other period specified in the
                   transaction agreements, and
                   describe the entity's activities
                   in monitoring delinquent pool
                   assets including, for example,
                   phone calls, letters and payment
                   rescheduling plans in cases
                   where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments to interest rates           X
                   or rates of return for pool
                   assets with variable rates are
                   computed based on the related
                   pool asset documents.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)      Regarding any funds held in             X
                   trust for an obligor (such as
                   escrow accounts): (A) such
                   funds are analyzed, in
                   accordance with the obligor's
                   [pool asset] documents, on at
                   least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest on such funds is paid,
                   or credited, to obligors in
                   accordance with applicable [pool
                   asset] documents and state laws;
                   and (C) such funds are returned
                   to the obligor within 30
                   calendar days of full repayment
                   of the related pool assets, or
                   such other number of days
                   specified in the transaction
                   agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)     Payments made on behalf of an            X(7)          X(7)             X(7)
                   obligor (such as tax or
                   insurance payments) are made on
                   or before the related penalty or
                   expiration dates, as indicated
                   on the appropriate bills or
                   notices for such payments,
                   provided that such support has
                   been received by the Servicer at
                   least 30 calendar days prior to
                   these dates, or such other
                   number of days specified in the
                   transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)    Any late payment penalties in            X(7)          X(7)
                   connection with any payment to
                   be made on behalf of an obligor
                   are paid from the Servicer's
                   funds and not charged to the
                   obligor, unless the late payment
                   was due to the obligor's error or
                   omission.
-----------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

----------------------------------------------------------------------------------------------------------------------
                                                                                               INAPPLICABLE
                                                            APPLICABLE SERVICING                SERVICING
                         SERVICING CRITERIA                       CRITERIA                       CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                                                                       Performed by
                                                                                       subservicer(s)        NOT
                                                                      Performed by      or vendor(s)    performed by
                                                                      Vendor(s) for     for which       Indymac or by
                                                                      which Indymac     Indymac is      subservicer(s)
                                                         Performed        is the          NOT the        or vendor(s)
                                                          Directly     Responsible      Responsible      retained by
Reference                    Criteria                    by Indymac      Party           Party(1)        Indymac(2)
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)   Disbursements made on behalf of          X(7)         X(7)
                   an obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   Servicer, or such other number of
                   days specified in the transaction
                   agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs                X
                   and uncollectible accounts
                   are recognized and recorded
                   in accordance with the
                   transaction agreements.
-----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)     Any external enhancement or                                                            X
                   other support, identified in Item
                   1114(a)(1) through (3) or Item 1115
                   of Regulation AB, is maintained as
                   set forth in the transaction
                   agreements.
-----------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A


                   Footnotes to Appendix A Servicing Criteria

---------------------------
(1) The activities pertaining to these criteria or portions of these criteria are performed by subservicer(s) or vendor(s) retained by Indymac which provided a separate assessment of compliance in accordance with Item 1122 of Regulation AB.

(2) These criteria are inapplicable to the Servicing Platform as of December 31, 2006 and for the Reporting Period since Indymac, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.

(3) Indymac performs the activities pertaining to these criteria, except for the specific, limited activities, primarily of initial processing of pool asset payments, performed by its lockbox vendor.

(4) The criterion 1122(d)(3)(i)(C) is inapplicable to the Servicing Platform as of December 31,2006 and for the Reporting Period based on the activities Indymac performed.

(5) Indymac has defined the "Investor" as a party to whom Indymac reports and remits under the applicable transaction agreements. Indymac has no responsibility for transaction waterfall or allocation calculations and payments or individual security holder records,

(6) Indymac performs the activities pertaining to this criterion, except for the specific, limited activities performed by its foreclosure and bankruptcy vendors.

(7) Indymac performs the activities pertaining to these criteria, except for the specific, limited activities performed by its tax and/or insurance monitoring vendors. Indymac has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its tax vendor. Indymac's insurance vendor has provided their own report on assessment of compliance with the applicable servicing criterion.